UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2024

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 S. Belt Line Rd., Suite 500 Coppell, TX	75019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	PLAY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 31, 2024 (the “Amendment Effective Date”), Dave & Buster’s, Inc. (the “Borrower Agent”), a wholly owned subsidiary of Dave & Buster’s Entertainment, Inc. (the “Company”), Dave & Buster’s Holdings, Inc. (“Holdings”), as parent guarantor, the additional borrowers party thereto, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (the “Agent”) entered into the Third Amendment to Credit Agreement and Joinder Agreement (the “Amendment”), which amended that certain Credit Agreement, dated June 29, 2022 (the “Credit Agreement” and the Credit Agreement, as amended by the First Amendment to Credit Agreement dated as of June 30, 2023 and by the Second Amendment to Credit Agreement, dated as of January 19, 2024, and as further amended by the Amendment, the “Amended Credit Agreement”), by and among the Borrower Agent, Holdings, the subsidiary guarantors party thereto, the lenders party thereto and the Agent.

The Amendment, among other things, provides for additional borrowers under the Amended Credit Agreement.

The foregoing description of the Amendment is a summary and is therefore qualified in its entirety by the complete text of the Amendment, filed as Exhibit 10.1 to this report and incorporated into this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement and Joinder Agreement, dated as of January 31, 2024, by and among Dave & Buster’s, Inc., Dave & Buster’s Holdings, Inc., the additional borrowers party thereto, and Deutsche Bank AG New York Branch.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

February 1, 2024	DAVE & BUSTER’S ENTERTAINMENT, INC.

	By:	/s/ Bryan McCrory
Bryan McCrory
Vice President, General Counsel and Secretary